Exhibit 21.1

NAME	JURISDICTION
BE AEROSPACE, INC.	Delaware
Acurex, LLC	Delaware
Nordskog Industries, Inc.	California
BEA Holding Services LLC	Delaware
Advanced Thermal Sciences Corporation	Delaware
ATS Japan Corporation	Japan
Advanced Thermal Sciences Taiwan Corporation	Taiwan
Advanced Thermal Sciences Korea	Korea
Advanced Thermal Sciences Shanghai Corporation	China
Modoc Engineering Corporation	California
Aerospace Lighting Corporation	New York
BE Aerospace Australia, Inc.	Delaware
B/E Aerospace Australia, Pty Limited	Australia
BE Aerospace Canada, Inc.	Delaware
B/E Aerospace Company	Canada
BE Aerospace El Salvador, Inc.	Delaware
BE Aerospace El Salvador, Sociedad Anonima de Capital Variable	El Salvador
BE Aircraft Mexico, LLC	Delaware
B/E Aerospace Development Corporation	Delaware
BE Intellectual Property, Inc.	Delaware
B/E Aerospace Machined Products, Inc.	Delaware
B/E Aerospace (France) SARL	France
Burns Aerospace Europe (SARL)	France
Bomhoff Acquisition, Inc.	Delaware
C2 Composites Limited	United Kingdom
Composite Specialties, Inc.	California
DMGI, LLC	California
Denton Jet Interiors, LLC	Texas
Flight Structures, Inc.	Washington
BEA Europe Holding LLC	Delaware
Maynard Precision, LLC	California
Modern Metals, LLC	California
Nelson Aero Space, LLC	California
NYF Corp.	New Jersey
Jay Cee Fastener Corp.	New Jersey
M&M Aerospace Hardware S.R.O.	Czech Republic
M&M Aerospace Hardware Sp.z.o.o.	Poland
M & M Aerospace Hardware, Inc.	Florida
B/E Aerospace Consumables Management SARL	France
M & M Aerospace Hardware Limited	United Kingdom
B/E Aerospace Consumables Management Pte. Limited	Singapore
CMP SAS	France
T.L. Windust Machine, LLC	California
BE Aerospace Holdings CV	The Netherlands
BEA Holding (USA) LLC	Delaware
BE Aerospace Europe Holding LLP	United Kingdom
M&M Aerospace Deutschland GmbH	Germany
B/E Aerospace Consumables Management GmbH	Germany
BE Aerospace Investments I	Cayman Islands
BE Aerospace Investments II	Cayman Islands
BE Aerospace (UK) Europe Holdings Limited	United Kingdom
BE Aerospace Holdings (UK) Limited	United Kingdom
BE Aerospace (Germany) GmbH	Germany
B/E Aerospace (UK) Limited	United Kingdom
B/E Aerospace B.V.	The Netherlands
BE Aerospace (Netherlands) BV	The Netherlands
Koninklijke Fabriek Inventum BV	The Netherlands
B/E Aerospace (Services) BV	The Netherlands
DAe Systems Holding GmbH	Germany
B/E Aerospace Systems GmbH	Germany
Avox Hispania S.L., Spain	Spain
Special Parachute Equipment and Logistics Consortium GbR	Germany